Schedule of Subsidiaries


                                 Exhibit 21.01


                                                         State or County
                          Name                           of Organization
        -----------------------------------              ---------------
        FX DRILLING COMPANY, INC.                            Nevada
        FX PRODUCING COMPANY, INC.                           Nevada
        FRONTIER EXPLORATION COMPANY                          Utah
        KARPATY PRODUCTION COMPANY SP. ZO.O                  Poland
        SUDETY MINING COMPANY SP. ZO.O                       Poland
        WARMIA PETROLEUM COMPANY SP. ZO.O                    Poland
        FX ENERGY POLAND SP. ZO.O                            Poland
        GASEX PRODUCTION COMPANY SP. ZO.O                    Poland
        ENERGEO PRODUCTION COMPANY SP. ZO.O                  Poland
        NORTHWEST PRODUCTION COMPANY SP. ZO.O                Poland
        FX ENERGY NETHERLANDS PARTNERSHIP C.V.             Netherlands
        FX ENERGY NETHERLANDS B.V.                         Netherlands